American CareSource Holdings Reports First Quarter Financial Results

DALLAS, TX -- 05/15/2007 -- American CareSource Holdings, Inc. (AMEX: XSI) today announced financial results for the first quarter ending on March 31, 2007.

Revenues for the first quarter 2007 were approximately $2.3 million compared to approximately $2.5 million in the first quarter 2006. The decrease in the first quarter was a result of a decline in business from Lutheran Preferred Health Network. Lutheran made the decision late in the fourth quarter of 2006 to directly contract with certain providers. Lutheran continues to utilize the company's network with other providers within the American CareSource network. Excluding the impact of Lutheran, revenue for the quarter would have increased 5% over the first quarter of 2006.

Net loss for the first quarter of 2007 was $611 thousand, or $0.04 per share, compared to $260 thousand, or $0.02 per share in the prior year. Cash used in operations was $546 thousand in the first quarter of 2007 versus $184 thousand in the first quarter of 2006. The company had $4.2 million in cash on hand at the end of the quarter versus $5.0 million at the end of the fourth quarter of 2006.

Wayne Schellhammer, CEO of American CareSource Holdings, stated, "While we are disappointed in the decline in Lutheran, we are very encouraged with our current sales efforts and expect to replace the lost revenue in the second quarter with new clients. We are committed to our business model and are constantly striving to speed the adoption and subsequent implementation of these new clients."

About American CareSource Holdings, Inc. (ACS)

American CareSource Holdings, Inc., the first national, publicly traded ancillary care network services company, is a comprehensive ancillary care service company offering a national network of more than 24,000 ancillary providers. The ACS ancillary network and management provides a complete outsourced solution for a wide variety of healthcare payors and plan sponsors including self-insured employers, indemnity insurers, PPOs, HMOs, third party administrators and both the Federal and local governments. Through its product offerings, American CareSource Holdings, Inc. helps its clients reduce the cost of ancillary services rendered through its network of ancillary care providers in more than 30 service categories.

Any statements that are not historical facts contained in this release are forward-looking statements. It is possible that the assumptions made by American CareSource Holdings, Inc. for purposes of such statements may not materialize. Actual results may differ materially from those projected or implied in any forward-looking statements. Such statements may involve further risks and uncertainties, including but not limited to those relating to product demand, pricing, market acceptance, the effect of economic conditions, and intellectual property rights, and the outcome of competitive products, risks in product development, the results of financing effort, the ability to complete transactions, and other risks identified in this release, and the Securities and Exchange Commission filings of American CareSource Holdings, Inc.

AMERICAN CARESOURCE HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS (UNAUDITED)

                                                          As of
                                                  March 31,   December 31,
ASSETS                                              2007          2006
                                                ------------  ------------
CURRENT ASSETS
 Cash and Cash Equivalents                      $  4,152,870  $  5,025,380
 Accounts Receivable                                 950,106     1,334,950
 Other                                                59,175        33,515
                                                ============  ============
Total Current Assets                               5,162,151     6,393,845

Net Property, Plant, and Equipment                   260,709       266,555

OTHER ASSETS
Certificate of Deposit, Restricted                   145,000       145,000
Intangible Assets                                  1,654,424     1,707,819
Goodwill                                           4,361,299     4,361,299
                                                ============  ============
Total Other Assets                                 6,160,723     6,214,118
                                                ============  ============
Total Assets                                    $ 11,583,583  $ 12,874,518
                                                ============  ============

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
  Due to Service Providers                      $    631,491  $  1,077,174
  Accounts Payable and Accrued Liabilities           739,639       761,926
  Current Maturities of Long-Term Debt                52,872       352,718
                                                ============  ============
Total Current Liabilities                          1,424,002     2,191,818

Long-Term Debt                                        91,728       101,541
                                                ============  ============

Total Liabilities                                  1,515,730     2,293,359
                                                ------------  ------------

STOCKHOLDERS' EQUITY:
Common Stock-par value $0.01, 40,000,000 shares
 authorized and 14,492,798 and 14,486,615
 shares issued and outstanding as of March 31,
 2007 and December 31, 2006 respectively             144,928       144,866

Preferred Stock-par value $0.01, 10,000,000
 shares authorized and none outstanding                    0             0

Additional Paid in Capital                        17,085,574    17,034,176
Deferred Debt Issuance Cost                                -       (46,300)
Accumulated (Deficit)                             (7,162,649)   (6,551,583)
                                                ============  ============

Total Stockholders' Equity                        10,067,853    10,581,159
                                                ------------  ------------

Total Liabilities and Equity                    $ 11,583,583  $ 12,874,518
                                                ============  ============

AMERICAN CARESOURCE HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

                                                     Three Months Ended
                                                   March 31,    March 31,
                                                      2007         2006
                                                  -----------  -----------
REVENUES
Net Ancillary Health                              $ 2,266,569  $ 2,432,232
Patient Claims Processing                                   -       32,149
                                                  -----------  -----------
Total Net Revenue                                   2,266,569    2,464,381

Total Cost of Revenues                              2,101,643    2,045,474
                                                  -----------  -----------

Contribution Margin                                   164,926      418,907
                                                  -----------  -----------

Selling, General, and Administrative Expenses         694,421      533,897
Depreciation and Amortization                          78,074       78,247
                                                  -----------  -----------

Total Operating Expenses                              772,495      612,144
                                                  -----------  -----------

Operating (Loss)                                     (607,569)    (193,237)
                                                  -----------  -----------

Financing (Income) Expense:
Interest (Income)                                     (53,874)     (21,601)
Debt Issuance Cost                                     46,300       46,301
Interest Expense                                       11,071       42,300
                                                  -----------  -----------

Total Financing Expenses                                3,497       67,000
                                                  -----------  -----------

Net (Loss) Before Income Tax                         (611,066)    (260,237)
Income Tax Expense                                          0            0
                                                  -----------  -----------

Net (Loss)                                        $  (611,066) $  (260,237)
                                                  ===========  ===========

NET LOSS PER SHARE - BASIC AND DILUTED            $     (0.04) $     (0.02)

WEIGHTED AVERAGE COMMON SHARES                     14,486,749   13,278,649

AMERICAN CARESOURCE HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
FOR THE THREE MONTHS ENDED MARCH 31, 2007 (UNAUDITED)

                                         Common Stock
                                                               Additional
                                                                Paid In
                                     Shares        Amount       Capital
                                  ------------- ------------- -------------

Balance December 31, 2006            14,486,615 $     144,866 $  17,034,176
Exercise of 6,183 Stock Options           6,183            62         1,862
Option Compensation Expense                   -             -        49,536
Amortization of Deferred Debt
 Issuance Cost                                -             -             -
Net Loss                                      -             -             -
                                  ============= ============= =============
Balance
March 31, 2007                       14,492,798 $    144,928  $  17,085,574
                                  ============= ============= =============

                                    Deferred
                                      Debt
                                    Issuance    Accumulated
                                      Cost        Deficit         Total
                                  ------------  ------------  ------------

Balance December 31, 2006         $    (46,300) $ (6,551,583) $ 10,581,159
Exercise of 6,183 Stock Options              -             -         1,924

Option Compensation Expense                  -             -        49,536
Amortization of Deferred Debt
 Issuance Cost                          46,300             -        46,300
Net Loss                                            (611,066)     (611,066)
                                  ============  ============  ============
Balance
March 31, 2007                               -  $ (7,162,649) $ 10,067,853
                                  ============  ============  ============

AMERICAN CARESOURCE HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

                                                     Three Months Ended
                                                   March 31,      March
                                                      2007      31, 2006
                                                  -----------  -----------

OPERATING ACTIVITIES:
  Net loss                                        $  (611,066) $  (260,237)
  Adjustments to reconcile net loss to net cash
   used in operating activities:
       Stock option compensation expense               49,536       22,230
       Depreciation and amortization                   78,074       78,247
       Compensation expense related to warrants        46,300       46,301
  Changes in operating assets and liabilities:
       (Increase) decrease in accounts receivable     384,844     (830,477)
       (Increase) decrease in other current
        assets                                        (25,660)       9,129
       Increase (decrease) in accounts payable
        and accrued liabilities                       (22,287)      93,747
       Increase (decrease) in amounts payable to
        service providers                            (445,683)     657,050
                                                  -----------  -----------

            Net cash (used in) operating
             activities                              (545,942)    (184,010)
                                                  -----------  -----------

INVESTING ACTIVITIES:
  Purchase of Property and equipment                  (18,833)     (17,700)
                                                  -----------  -----------

          Net cash (used in) investing activities     (18,833)     (17,700)
                                                  -----------  -----------

FINANCING ACTIVITIES:
  Borrowings from line of credit                            -      200,000
  Payment on line of credit or long term debt        (309,659)  (3,654,894)
  Net proceeds from the exercising of stock
   options                                              1,924       32,997
  Net proceeds from the sale of capital stock               -    9,069,848
                                                  -----------  -----------

            Net cash provided by (used in)
             financing activities                 $  (307,735) $ 5,647,951
                                                  -----------  -----------

NET INCREASE IN CASH AND CASH  EQUIVALENTS        $  (872,510) $ 5,446,241

CASH AND CASH EQUIVALENTS AT  BEGINNING OF PERIOD   5,025,380       23,399
                                                  -----------  -----------

CASH AND CASH EQUIVALENTS AT  END OF PERIOD       $ 4,152,870  $ 5,469,640
                                                  ===========  ===========

Supplemental disclosures cash flow information
  Cash paid for interest expense                       29,931       88,805

Contact:
David S. Boone
Chief Operational Officer and Chief Financial Officer
American CareSource Holdings, Inc.
Tel. 972.308.6830